EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We have issued our report dated February 15, 2002, accompanying the consolidated financial statements included in the Annual Report of OSE USA, Inc. (Formerly Integrated Packaging Assembly Corporation) on Form 10-K for the two years ended December 31, 2001. We hereby consent to the incorporation by reference of said report in the Registration Statements of OSE USA, Inc. (Formerly Integrated Packaging Assembly Corporation) on Forms S-8 (Numbers 333-49365, 333-30457, 333-05571 and 333-88341).



/s/ GRANT THORNTON LLP

San Jose, California
March 29, 2002




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